EXHIBIT 99.7

FORD MOTOR COMPANY

Recapitalization of Ford Motor Company

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      Pursuant to Ford Motor Company’s recapitalization plan (the “Recapitalization”), holders of Ford Common Stock will be issued shares of a new class of Ford Common Stock in exchange for their existing shares of Ford Common and B Stock. The Recapitalization is subject to the terms and conditions set forth in Ford Motor Company’s Proxy Statement/ Prospectus and the enclosed Election and Transmittal Form. Under the Recapitalization stockholders of Ford Common Stock have the right to elect to receive (subject to the terms and conditions set forth in the Proxy Statement/ Prospectus and compliance with the election procedures set forth in the Proxy Statement/ Prospectus and Election and Transmittal Form, copies of which are furnished to stockholders as examples only and should not be used to make elections) the following for each of such stockholder’s shares of Ford Common Stock:

•	One share of new Ford Common Stock and $20 in cash (this is the default election if stockholders fail to validly make an election).

•	One share of new Ford Common Stock and a fraction of a share of new Ford Common Stock with a value of $20 (calculated as described in the Proxy Statement/ Prospectus).

•	One share of new Ford Common Stock and a combination of cash and new Ford Common stock with an aggregate value of $20 (calculated as described in the Proxy Statement/ Prospectus).

      We are requesting that you contact your clients for whom you hold existing Ford shares regarding the Recapitalization. We urge you to make sure your clients understand the consequences of not making an election. For your information and for forwarding to your clients for whom you hold Ford shares registered in your name or in the name of your nominee, or who hold Ford shares registered in their own names, we are enclosing the following documents:

•	A Proxy Statement/ Prospectus, dated June 29, 2000;

•	A Proxy Card;

•	An Election and Transmittal Form for your use and for the information of your clients;

•	A Notice of Guaranteed Delivery to be used if a stockholder’s stock certificates are not available or time will not permit the certificates or other required documents to reach the Exchange Agent before the expiration of the election period;

•	A form of letter which may be sent to your clients for whose account you hold Ford Motor Company shares registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with respect to the recapitalization;

•	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

•	A Substitute Form W-8; and

•	Return envelopes addressed to the Exchange Agent, EquiServe.

      Your prompt action is requested. The election period will expire at 8:30 a.m., eastern daylight savings time, on August 2, 2000. (the “Expiration Date”). Stockholders may revoke or change their elections at any time prior to the Expiration Date by following the procedures set forth in the Proxy Statement/ Prospectus.

      Ford Motor Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Proxy Statement/ Prospectus and the related documents to the beneficial owners of existing Ford shares held by them as nominee or in a fiduciary capacity.

      Any inquiries you may have with respect to the Recapitalization, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at its address and telephone number set forth in the Proxy Statement/ Prospectus and Election and Transmittal Form.

Very truly yours,
/s/ FORD MOTOR COMPANY
FORD MOTOR COMPANY

      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF FORD MOTOR COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE RECAPITALIZATION, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROXY STATEMENT/ PROSPECTUS OR ELECTION AND TRANSMITTAL FORM.

Enclosures